Exhibit 99.1

PRESS RELEASE

Marrone Bio Innovations Announces Audit Committee Investigation

DAVIS, California, September 3, 2014 — Marrone Bio Innovations, Inc. (MBI)[NASDAQ: MBII] today announced that, at the recommendation of management, the Audit Committee of its Board of Directors has commenced an internal investigation after management learned of documents calling into question the recognition of revenue in the fourth quarter of 2013 for an $870,000 transaction. The Audit Committee has retained independent legal advisers to assist it in this investigation.

In addition, the Audit Committee has determined that the company’s financial statements for the fiscal year ended December 31, 2013, the unaudited interim financial statements for the three month period ended March 31, 2014 and the three- and six- month periods ended June 30, 2014, should no longer be relied upon as being in compliance with generally accepted accounting principles.

About Marrone Bio Innovations

Marrone Bio Innovations, Inc. (NASDAQ: MBII) is a leading provider of bio-based pest management and plant health products for the agriculture, turf and ornamental and water treatment markets. Our effective and environmentally responsible solutions help customers operate more sustainably while controlling pests, improving plant health, and increasing crop yields. We have a proprietary discovery process, a rapid development platform, and a robust pipeline of pest management and plant health product candidates. At Marrone Bio Innovations we are dedicated to pioneering better biopesticides that support a better tomorrow for users around the globe. For more information, please visit www.marronebio.com.

Forward Looking Statements

Portions of this press release may constitute “forward-looking statements,” and assumptions underlying such forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any such forward-looking statements are made within the “safe-harbor” protections of the PSLRA, should not be relied upon as representing our views as of any subsequent date, and we are under no obligation to, and expressly disclaims any responsibility to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this filing include those regarding: (a) our financial statements; (b) potential adjustments to our periodic reports, and (c) the scope of the Audit Committee investigation. Such forward-looking statements are based on information available to us as of the date of this release and involve a number of risks and uncertainties, some beyond our control, that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such

Exhibit 99.1

PRESS RELEASE

risks include the uncertainty surrounding the timing and results of the Audit Committee investigation, the potential need for restatement of our prior period financial statements, potential legal or regulatory action related to the matters under investigation, and the potential impact on our business and stock price of any announcements regarding any of the foregoing. Additional information that could lead to material changes in our performance is contained in our filings with the Securities and Exchange Commission.